UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 22, 2022 (September 20, 2022)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2022, DENTSPLY SIRONA Inc. (the “Company”) obtained the consent of the requisite lenders under its revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, to further extend the time period for delivery of the Company’s unaudited financial statements for the fiscal quarter ended June 30, 2022 (the “Q2 financials”) and the related certificates, from September 30, 2022 until November 7, 2022. As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2022, the holders of the Company’s private placement notes have previously agreed to extend the time period for delivery of such financial statements until the earlier of (i) November 7, 2022, or (ii) the date the Q2 financials are required to be delivered under the Company’s revolving credit facility or the date on which the Q2 financials are actually delivered under the revolving credit facility if such delivery occurs earlier than otherwise required.

The Audit and Finance Committee of the Company’s Board of Directors continues to work diligently with independent counsel and advisors to complete its previously announced investigation as soon as possible and the Company is working to finalize its financial statements as soon as practicable.

If the Company is unable to deliver the Q2 financials by the date required under its existing debt instruments (after giving effect to any applicable consents and grace periods), such failure would constitute an event of default under such debt instruments, which could also constitute a cross-default with respect to certain of the Company’s other outstanding debt agreements and which may have a material adverse effect on the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 22, 2022, the Company appointed Glenn G. Coleman as Executive Vice President and Chief Financial Officer of the Company effective as of September 26, 2022 (the “Effective Date”). As of the Effective Date, Mr. Coleman will succeed Barbara Bodem who has served as Interim Chief Financial Officer since May 6, 2022; however, the Company and Ms. Bodem entered into an amendment to her employment agreement, dated as of September 22, 2022, pursuant to which Ms. Bodem will continue her employment with the Company as an advisor to Mr. Coleman until October 24, 2022. Ms. Bodem will continue to receive the same monetary compensation in her role as advisor to Mr. Coleman as she did as Interim Chief Financial Officer.

Mr. Coleman, age 55, currently serves as the Executive Vice President and Chief Operating Officer of Integra LifeSciences Holdings Corporation (“Integra”), a leading global medical technology company, a position he has held since June 2019. In this role, Mr. Coleman oversaw operations and a majority of Integra’s talent force, including clinical, R&D, manufacturing and quality while also leading the international team. From May 2014 until June 2019, Mr. Coleman acted as Integra’s Corporate Vice President and Chief Financial Officer and was responsible for the finance department, including accounting and financial reporting, budgeting, internal audit, tax, treasury, investor relations, and information technology. Prior to joining Integra, Mr. Coleman spent 25 years in financial management positions with leading global businesses, including serving as vice president for finance and corporate controller at Curtiss-Wright Corporation. Mr. Coleman also worked at Alcatel-Lucent in various finance executive leadership positions. Mr. Coleman began his career at PricewaterhouseCoopers LLP. Mr. Coleman received his B.S. degree from Montclair State University and has also been a CPA in New Jersey for more than 25 years.

The Company has entered into an offer letter with Mr. Coleman pursuant to which he will serve as Executive Vice President and Chief Financial Officer of the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Coleman will be paid an annual base salary of $625,000, be eligible for a target annual bonus of 80% of base salary (on a pro-rated basis for 2022), receive a one-time sign-on bonus of $300,000, be eligible to receive a starting equity grant with a grant date fair value of $3 million in the following components: (a) 25% in the form of stock options vesting one-third per year over a three-year period, (b) 25% in the form of restricted stock units vesting one-third per year over a three-year period, and (c) 50% in the form of performance restricted stock units (“PRSUs”) with vesting based on achievement of the performance metrics associated with the 2022 PRSUs granted to other members of executive management, and, beginning in the Company’s fiscal year 2023, be eligible for annual long-term incentive compensation with a target expected grant date fair value of $2.5 million, with the actual grant date fair value to be determined at the discretion of the Board’s Human Resources Committee.

If Mr. Coleman (A) voluntarily resigns for “Good Reason” (as defined in the Key Employee Severance Benefit Plan (as may be amended, the “Severance Plan”)) or (B) is involuntarily terminated by the Company without “Cause” (as defined in the Severance Plan), outside of a change in control (each, a “Non-COC Qualified Termination”) and subject to his satisfaction of the conditions to severance described below, Mr. Coleman would be entitled to receive severance pay equal to (A) 1.0 times the sum of: (i) his annual base salary; (ii) his annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his active insurance coverage elections at the date of termination plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the Dentsply Sirona Inc. 2016 Omnibus Incentive Plan, as amended (the "Equity Plan"), if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason.

If Mr. Coleman (A) voluntarily resigns for “Good Reason” (as defined in the Severance Plan) or (B) is involuntarily terminated by the Company without “Cause” (as defined in the Severance Plan), each during a change in control (as defined in the Severance Plan) (a “COC Qualified Termination” and, together with a Non-COC Qualified Termination, a “Qualified Termination”), and subject to his satisfaction of the conditions to severance described below, Mr. Coleman would be eligible to receive enhanced severance pay equal to (A) 2.0 times the sum of: (i) his annual base salary; (ii) his annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his active insurance coverage elections at the date of termination, plus (B) for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of a “Change in Control” (as defined in the Equity Plan), then "Good Reason" for purposes of accelerated vesting under the Equity Plan shall instead be determined under the definition of Good Reason under the Severance Plan.

As a condition to Mr. Coleman’s receipt of severance benefits under the Severance Plan with respect to a Qualified Termination, Mr. Coleman must execute and not revoke a General Release and Waiver of all claims against the Company and all its Affiliates (as defined in the Severance Plan).

The Offer Letter also subjects Mr. Coleman to certain confidentiality obligations and two-year noncompetition/nonsolicitation restrictions.

The foregoing summaries of Mr. Coleman’s Offer Letter and the amendment to Ms. Bodem’s employment agreement are qualified in their entirety by reference to the text of the agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference. The foregoing summary of the Severance Plan is qualified in its entirety by reference to the text of the Severance Plan, which was filed as Exhibit 10.1 to the Company’s Form 8-K dated May 31, 2022.

Item 7.01 Regulation FD Disclosure.

On September 22, 2022 the Company issued a press release announcing the appointment of Mr. Coleman. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in Items 7.01 and 9.01 to this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward Looking Statements

All statements in this Current Report on Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, including regarding the Company’s internal investigation. Such statements are subject to numerous assumptions, risks, uncertainties and other factors, including those described in the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Current Report Form 8-K or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Offer Letter between DENTSPLY SIRONA Inc. and Glenn Coleman, entered into as of September 22, 2022
10.2	First Amendment to the Interim Chief Financial Officer Employment Agreement between DENTSPLY SIRONA Inc. and Barbara W. Bodem, dated as of September 22, 2022
99.1	DENTSPLY SIRONA Inc. press release dated September 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson, Senior Vice President,
Chief Legal Officer, General Counsel and Secretary

Date: September 22, 2022